Exhibit 10.1

FOURTH AMENDMENT

TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of July 26, 2024 (the “Amendment Effective Date”), is entered into by and among Banco Santander S.A. (“Santander”), Kyndryl, Inc., a Delaware corporation (“Kyndryl”), and Kyndryl Holdings Inc., a Delaware corporation (“Parent”). This Amendment amends that certain Amended and Restated Receivables Purchase Agreement, dated as of October 28, 2021, as amended by the First Amendment to Amended and Restated Receivables Purchase Agreement dated January 26, 2022, the Second Amendment to Amended and Restated Receivables Purchase Agreement dated September 21, 2022, and the Third Amendment to Amended and Restated Receivables Purchase Agreement dated December 21, 2022 (collectively, the “Agreement”), among, inter alia, Kyndryl, Santander, and solely for purposes of Section 13.19 thereof, Parent.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

A.Defined Terms. All initially capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement, as amended hereby.

B.Amendments to the Agreement. The Agreement is hereby amended as follows:

1.Section 2.1 of the Agreement (Committed Facility; Facility Limit) is hereby deleted in its entirety and replaced with the following:

2.1 Committed Facility; Facility Limit. Subject to the terms and conditions of this Agreement, Purchaser agrees to provide the Facility to the Sellers from time to time during the Availability Period; provided, that, except for the Incremental Facility as set forth below, in no event shall the Aggregate EPP Balance exceed the Facility Limit at any time. Subject to the terms and conditions herein set forth and in accordance with Section 2.2 hereof, (a) the Purchaser is committed to purchase Receivables hereunder solely with respect to EPP Receivables of an Obligor (Committed) up to the Obligor EPP Limit for such Obligor and in addition may, on an uncommitted basis purchase EPP Receivables, in the Purchaser’s sole discretion, for an amount in excess of the Facility Limit (“Incremental Facility”) up to the Incremental Facility Limit and (b) the Purchaser may, on an uncommitted basis, purchase Receivables, in the Purchaser’s sole discretion, with respect to (i) EPP Receivables of an Obligor (Uncommitted) up to the Obligor EPP Limit for such Obligor and (ii) Non-EPP Receivables of any Obligor up to the Obligor Non-EPP Limit for such Obligor. If the daily average Aggregate EPP Balance for any successive three-month period falls below the Facility Limit Threshold, Purchaser, in its sole discretion, shall be entitled to reduce the Facility Limit down to not less than 10% above such daily average Aggregate EPP Balance or such higher amount the Purchaser selects, provided that the Purchaser shall provide Kyndryl notice of such reduction at least thirty (30) days prior to the reduction of the Facility Limit.

2.In Section 13.16 of the Agreement (Amendments), subsection (a) is hereby deleted in its entirety and replaced with the following:

(a) the Seller Schedule, Seller Accounts, Obligor Schedule, Performance Triggers and the definition of Facility Limit and Incremental Facility Limit may be amended or otherwise modified from time to time by mutual consent delivered by each of Kyndryl and Purchaser through an exchange of emails among any one of the persons for each such party listed on Schedule 1 and”

3.In Appendix A to the Agreement (Certain Defined Terms), the following defined terms are hereby deleted in their entirety and replaced with the definitions set forth below:

“Facility Limit” means $600,000,000.00.

In Appendix A to the Agreement (Certain Defined Terms), the following additional defined terms are hereby added:

•	“Incremental Facility Limit” means $200,000,000.00.

4.Schedule 4-A (CURRENCY AND INTEREST RATE INFORMATION) of the Agreement shall be replaced as Schedule 4-A contained in Annex A of this Amendment.

5.Schedule 4-B (EFFECT OF BENCHMARK TRANSITION EVENT) of the Agreement shall be replaced as Schedule 4-B contained in Annex B of this Amendment.

For avoidance of doubt the parties agree that the replacement Schedule 4-A and Schedule 4-B shall solely apply to Receivables sold on or after July 1, 2024.

C.	Representations and Warranties. Each of Parent and Kyndryl hereby represents and warrants as of the Amendment Effective Date as follows:

1.Both immediately before and immediately after giving effect to this Amendment, the representations and warranties set forth in the Agreement and each other Transaction Document (including, without limitation, each Participation Agreement executed on or prior to the date hereof) are true and correct on and as of the date hereof, as though made on the date hereof (except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

2.To the extent that notice to or the consent, acceptance, acknowledgement or approval of any Seller (other than Kyndryl) is required pursuant to the applicable Participation Agreement to which it is party to effectuate any amendment to or modification of the Agreement, as incorporated by reference into such Participation Agreement, such Seller has received such notice or provided such consent, acceptance, acknowledgement or approval (collectively, the “Required Consents”) and Kyndryl is executing this Agreement on behalf of itself and each such other Seller. Kyndryl will provide a copy of this Agreement to each other Seller (whether or not consent hereto is required by any such other Seller).

3.Both immediately before and immediately after giving effect to this Amendment, the representations and warranties set forth in subsections (b) though (i) of Section 6.1 of the Agreement are true and correct with respect to Parent in connection with its obligations under Section 13.19 of the Agreement, as if each reference in such representations and warranties to “Seller” were a reference to “Parent” for purposes hereof.

4.Each of Parent, Kyndryl and each other Seller has the organizational power and authority to execute (if applicable) and be bound by the terms and provisions of this Amendment (and any applicable Required Consent to which any other Seller is a signatory) and each of them has taken all necessary organizational action to authorize and approve the execution and delivery (to the extent applicable) and performance of this Amendment and the Agreement, as amended hereby (and, in the case of each Seller other than Kyndryl, as the Agreement, as amended hereby, is incorporated into the Participation Agreement to which it is a party), and the foregoing constitutes the legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

5.No Triggering Event, Purchaser Termination Event, or event that with the giving of notice, or lapse of time or both would give rise to a Triggering Event or Purchaser Termination Event has occurred, in each such case, both immediately before and immediately after giving effect to this Amendment.

6.No Insolvency Event has occurred with respect to Parent, Kyndryl or any other Seller.

D.	Additional Terms. The parties hereto further agree to the following terms.

1.This Amendment shall be effective solely for the specific purpose for which it is given and shall not create a course of dealing between the parties in any respect. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Purchaser under the Agreement, any Participation Agreement, or any other Transaction Document. Except for the amendments to the Agreement expressly set forth herein (and as the Agreement, as amended hereby, is incorporated by reference into each Participation Agreement), the Agreement, each Participation Agreement and each other Transaction Document shall remain unchanged and in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

2.Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement, and each reference in any Participation Agreement or any other Transaction Document to “the Receivables Purchase Agreement”, “the Amended and Restated Receivables Purchase Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as modified and amended hereby.

3.This Amendment, and the terms and provisions hereof, the Agreement (as amended hereby) and the other Transaction Documents (after giving effect to this Amendment) constitute the entire understanding and agreement between the parties hereto or thereto with respect to the subject matter hereof and thereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written. The terms and provisions of this Amendment shall prevail over any conflicting terms of any other Transaction Document.

4.Each of Parent and Kyndryl, on behalf of itself and each other Seller, hereby (i) reaffirms its obligations under each Transaction Document to which it is a party after giving effect to the terms and provisions of this Amendment and (ii) ratifies and reaffirms the validity, enforceability, perfection and first priority ownership interest of the Purchaser in, to and under each Purchased Receivable transferred pursuant to the Agreement or any Participation Agreement, as applicable.

5.If any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.SECTIONS 13.9, 13.10 AND 13.11 OF THE AGREEMENT (GOVERNING LAW, SUBMISSION TO JURISDICTION AND WAIVER OF JURY TRIAL) ARE HEREBY INCORPORATED HEREIN MUTATIS MUTANDIS AS IF SET FORTH IN FULL HEREIN.

7.This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BANCO SANTANDER S.A., as Purchaser

By:	/s/ Ignacio Frutos
Name:	Ignacio Frutos
Title:	Authorized Signor

By:	/s/ Belen Humanes
Name:	Belen Humanes
Title:	Authorized Signor

KYNDRYL, INC., as Seller

By:	/s/ Evan Barth
Name:	Evan Barth
Title:	VP, Associate General Counsel and Assistant Corp Secretary

Kyndryl Holdings Inc., solely for purposes of Section 13.19 of the Receivables Purchase Agreement, as Parent

By:	/s/ Evan Barth
Name:	Evan Barth
Title:	VP, Associate General Counsel and Assistant Corp Secretary